                                                                   Exhibit 23.2

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 ("Registration Statement") of Lincoln Benefit Life Company of our report dated April 13, 2015 relating to the financial statements and financial statement schedules of Lincoln Benefit Life Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
April 13, 2015